Exhibit 10.9
SEPARATION AGREEMENT
1.	PARTIES:
     The parties to this Agreement are ebank Financial Services, Inc. and ebank (collectively sometimes referred to herein as “ebank”) and Michael J. Curasi (“Curasi”). This Agreement shall be binding upon and shall inure to the benefit of the parties, their heirs, executors, trustees, administrators, representatives, spouses, successors and assigns, officers, attorneys, employees, customers, parent and affiliate corporations and organizations, all other corporations and organizations a majority of whose shares or ownership interests are controlled by the current shareholders of ebank, and all other persons seeking to claim and/or defend by and/or through the rights of the parties hereto.
2.	PURPOSES:
     On November 28, 2005, ebank notified Curasi that it intended to terminate his employment. However, ebank simultaneously offered Curasi a separation agreement subject to the requirements of the Older Worker Benefit Protection Act. Curasi took more than 21 days to consider the proposed separation agreement, and he did so in consultation with attorney F. Skip Sugarman, retained by Curasi at his own expense. Although the offer extended to Curasi on November 28, 2005 has now expired, he now desires to enter into it for the purposes contained therein. Curasi, who has served pursuant to a written Employment Agreement, has decided to resign his employment. The Parties have agreed upon an appropriate settlement of all employment-related matters and have incorporated their mutual agreements and understandings in this Agreement.
3.	AGREEMENTS:
     3.01 Curasi agrees to and hereby does resign his employment effective November 28, 2005.
     3.02 Upon the eighth day following the execution of this Agreement, ebank will commence payments to Curasi in amounts equal to his base monthly salary, less required payroll deductions, for a period of three months. The total payments to Curasi will consist of three months base pay (two payments of $9,333.33 per month and a final monthly payment of $9,333.34 (for a total of $28,000.00), less required deductions). Payments will be mailed to Curasi on or about the regular paydays. Curasi will be given standard COBRA election forms. Since Curasi will not be an employee of ebank after his resignation on November 28, 2005, he will not be entitled to any employee benefits (including without limitation, participation in or payment under any bonus plan) or fringe benefits from and after that date.
     3.03 Curasi agrees to and does hereby release ebank from all claims of each and every nature whatsoever arising out of his employment and separation from employment at ebank existing as of the effective date of this Agreement including all claims arising out of his contract of employment and, without limitation, all claims arising under all laws of the United States, the State of Georgia, and all other jurisdictions. The claims being released include, but are not limited to, all past and present claims arising under his Employment Agreement, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act (except with respect to any benefit plan in which Curasi has participated), the Family and Medical Leave Act, 42 U.S.C. §1981, and the Fair Labor Standards Act. Since it is the express intention of the parties hereto that there be no litigation of any kind between them over any matter, whether or not arising out of the employment of Curasi by ebank, the claims being released by Curasi include all claims known to him as well as all claims unknown to him, regardless of whether those claims could have been known to Curasi with or without the exercise of reasonable diligence. It is further the express intention of the parties hereto that the claims being released include all claims of every kind and type whatsoever, including but not limited to, all claims for compensatory and punitive damages, damages for breach of contract (except any claims for breach of this Agreement by ebank), defamation, libel, slander, damages for injury to the person, property damage, pecuniary loss, humiliation and embarrassment, back pay, and/or front pay, salary, bonuses, pro rata bonuses, fringe benefits, automobile allowances and reimbursement, unused vacation benefits, and unpaid minimum wages and/or overtime pay under any and all common laws, contracts, statutes, or ordinances. Further, although there would be no grounds whatsoever to support an allegation of age discrimination, since the parties desire to eliminate any possibility whatsoever of future litigation between the parties, the parties hereto are complying with the provisions of the Older Worker Benefits Protection Act. Accordingly, Curasi acknowledges that he has been advised to seek the advice of an attorney before entering into this Agreement, such attorney to be retained by Curasi, in his discretion, at his own expense. Curasi has in fact retained attorney F. Skip Sugarman and has had the advice of counsel prior to entering into this Agreement. It is further understood and agreed that Curasi will have 21 days from the tender of this Agreement, which tender is now being made at Curasi’s request, in which to consider it. In the event that he should decide to execute this Agreement, he will have 7 full days from that time in which to revoke his acceptance. The effective date of this Agreement will accordingly be the eighth calendar day following its execution by Curasi. Curasi does not release ebank from any violation of the terms or conditions of this Agreement.
     3.04 It is understood and agreed that by tendering this Agreement to Curasi, by offering to enter into it, or by entering into it, ebank is not admitting that it has violated any law or breached any duty owing by it to Curasi. Accordingly, it is mutually agreed by the parties hereto that the tendering of this Agreement, the offer to enter into it by ebank, or the execution of it by the parties hereto will not be offered by either party hereto as evidence in any court or administrative proceeding between the parties hereto, except as may be necessary to enforce its provisions.
     3.05 It is mutually understood and agreed that although Curasi has agreed to relinquish all right to any compensation or benefits that he may otherwise have had by virtue of his employment by ebank (including without limitation, pursuant to his Employment Agreement), he is nevertheless subject to and bound by all of the obligations imposed upon him by his Employment Agreement, including, but not limited to, all undertakings with respect to non-competition, non-solicitation of employees, preservation of trade secrets and other confidential information, as well as the obligation to return all property of ebank. Curasi specifically reaffirms his undertakings contained in that Employment Agreement, which will remain in full force and effect except as specifically modified or abrogated herein.
4.	ATTORNEY’S FEES:
     Curasi waives all right to seek attorney’s fees from ebank under any statute, regulation, or common law authorizing or providing for the payment of attorney’s fees by ebank in these matters addressed herein. Rather, Curasi releases ebank from all claims for attorney’s fees and costs under Title VII of the Civil Rights Act of 1964, as amended, the Family and Medical Leave Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, and under all other laws. It is also the specific intention and agreement of the parties hereto that each shall be fully and solely responsible for the payment of all attorney’s fees and costs incurred by them in connection with the negotiation and execution of this Agreement, unless the right to such attorney’s fees is specifically set forth herein.
5.	MISCELLANEOUS:
     It is mutually understood and agreed that Curasi has been fully compensated under his contract of employment and is not entitled to any further compensation under any contract of employment or applicable law or regulation. It is likewise understood and agreed that he has not been denied any rights to which he may have been entitled under the Family and Medical Leave Act or the Fair Labor Standards Act. All of Curasi’s rights, remedies, and entitlements under all written and oral contracts of employment between him and ebank are fully satisfied and extinguished by virtue of this Agreement. This Agreement may be modified, altered, or amended only by a written instrument signed by both parties and, in the case of ebank, by its President. This is the entire Agreement between the parties.

ebank FINANCIAL SERVICES, INC. and
ebank
By:	/s/ James L. Box

Title:	Chief Executive Officer and President, respectfully
Date:	12/29/05

/s/ Michael J. Curasi

Michael J. Curasi 12-29-05

WITNESS:
/s/ Carolyne Curasi